EXHIBIT 99.2

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	June 30, 2020	March 31, 2020
ASSETS
Current Assets
Cash and cash equivalents	$931,605	$1,018,860
Cash and cash equivalents of consolidated investment vehicles	235	620
Restricted cash	20,496	28,133
Receivables:
Investment advisory and related fees	406,411	407,893
Other	66,918	47,634
Investment securities	413,310	338,894
Investment securities of consolidated investment vehicles	33,811	117,084
Other	89,344	80,030
Other current assets of consolidated investment vehicles	62	476
Total Current Assets	1,962,192	2,039,624
Fixed assets, net	126,113	134,423
Intangible assets, net	3,356,470	3,355,690
Goodwill	1,862,673	1,847,766
Deferred income taxes	165,948	161,977
Right-of-use assets	280,528	291,342
Other	162,534	152,985
Other assets of consolidated investment vehicles	979	22,313
TOTAL ASSETS	$7,917,437	$8,006,120
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current Liabilities
Accrued compensation	$261,779	$574,430
Accounts payable and accrued expenses	165,863	156,981
Short-term borrowings	250,000	—
Lease liabilities	77,191	77,814
Other	110,404	115,788
Other current liabilities of consolidated investment vehicles	273	1,044
Total Current Liabilities	865,510	926,057
Deferred compensation	104,354	95,293
Lease liabilities	269,041	278,737
Deferred income taxes	167,828	165,038
Other	28,992	32,167
Long-term debt, net	1,973,054	1,972,733
TOTAL LIABILITIES	3,408,779	3,470,025
Commitments and Contingencies (Note 9)
REDEEMABLE NONCONTROLLING INTERESTS	613,336	714,414
STOCKHOLDERS' EQUITY
Common stock, par value $0.10 per share; authorized 500,000,000 shares; issued 90,534,943 and 87,781,705 shares for June 30, 2020 and March 31, 2020, respectively	9,053	8,778
Additional paid-in capital	2,187,177	2,158,755
Employee stock trust	(19,126)	(19,778)
Deferred compensation employee stock trust	19,126	19,778
Retained earnings	1,831,364	1,820,412
Accumulated other comprehensive loss, net	(161,246)	(195,306)
Total stockholders' equity attributable to Legg Mason, Inc.	3,866,348	3,792,639
Nonredeemable noncontrolling interest	28,974	29,042
TOTAL STOCKHOLDERS' EQUITY	3,895,322	3,821,681
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,917,437	$8,006,120
See Notes to Consolidated Financial Statements

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,
	2020	2019
OPERATING REVENUES
Investment advisory fees:
Separate accounts	$245,459	$260,441
Funds	347,876	366,812
Performance fees	11,414	6,861
Distribution and service fees	59,859	69,937
Other	1,578	1,309
Total Operating Revenues	666,186	705,360
OPERATING EXPENSES
Compensation and benefits	353,208	379,828
Distribution and servicing	91,349	103,906
Communications and technology	62,358	55,274
Occupancy	32,007	25,624
Amortization of intangible assets	5,505	5,457
Contingent consideration fair value adjustments	—	(1,165)
Other	54,051	52,501
Total Operating Expenses	598,478	621,425
OPERATING INCOME	67,708	83,935
NON-OPERATING INCOME (EXPENSE)
Interest income	915	4,005
Interest expense	(28,581)	(28,483)
Other income (expense), net	31,120	10,599
Non-operating income (expense) of consolidated investment vehicles, net	(2,158)	9,561
Total Non-Operating Income (Expense)	1,296	(4,318)
INCOME BEFORE INCOME TAX PROVISION	69,004	79,617
Income tax provision	13,930	18,048
NET INCOME	55,074	61,569
Less: Net income attributable to noncontrolling interests	5,652	16,219
NET INCOME ATTRIBUTABLE TO LEGG MASON, INC.	$49,422	$45,350
NET INCOME PER SHARE ATTRIBUTABLE TO LEGG MASON, INC. STOCKHOLDERS:
Basic	$0.54	$0.51
Diluted	0.54	0.51
See Notes to Consolidated Financial Statements

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,
	2020	2019
NET INCOME	$55,074	$61,569
Other comprehensive income (loss):
Foreign currency translation adjustment	34,171	(9,964)
Changes in defined benefit pension plan	(111)	545
Total other comprehensive income (loss)	34,060	(9,419)
COMPREHENSIVE INCOME	89,134	52,150
Less: Comprehensive income attributable to noncontrolling interests	5,388	17,057
COMPREHENSIVE INCOME ATTRIBUTABLE TO LEGG MASON, INC.	$83,746	$35,093
See Notes to Consolidated Financial Statements

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,
	2020	2019
STOCKHOLDERS' EQUITY ATTRIBUTABLE TO LEGG MASON, INC.
COMMON STOCK
Beginning balance	$8,778	$8,556
Stock options exercised	152	30
Stock-based compensation	196	118
Employee tax withholdings by settlement of net share transactions	(73)	(38)
Ending balance	9,053	8,666
ADDITIONAL PAID-IN CAPITAL
Beginning balance	2,158,755	2,039,671
Stock options exercised	53,105	9,406
Deferred compensation employee stock trust	180	163
Stock-based compensation	7,213	21,893
Tax benefit on issuance of performance-based restricted share units related to the fiscal 2017 acquisition of Clarion Partners	4,980	—
Employee tax withholdings by settlement of net share transactions	(37,079)	(12,543)
Redeemable noncontrolling interest reclassification for affiliate management equity plans and affiliate noncontrolling interest	23	26,076
Ending balance	2,187,177	2,084,666
EMPLOYEE STOCK TRUST
Beginning balance	(19,778)	(21,416)
Shares issued to plans	(180)	(163)
Distributions	832	1,340
Ending balance	(19,126)	(20,239)
DEFERRED COMPENSATION EMPLOYEE STOCK TRUST
Beginning balance	19,778	21,416
Shares issued to plans	180	163
Distributions	(832)	(1,340)
Ending balance	19,126	20,239
RETAINED EARNINGS
Beginning balance	1,820,412	1,742,764
Net income attributable to Legg Mason, Inc.	49,422	45,350
Dividends declared ($0.40 per share in each period)	(36,628)	(37,627)
Reclassification to noncontrolling interest for net increase in estimated redemption value of affiliate management equity plan and affiliate noncontrolling interests	(1,842)	(2,381)
Ending balance	1,831,364	1,748,106
ACCUMULATED OTHER COMPREHENSIVE LOSS, NET
Beginning balance	(195,306)	(131,236)
Foreign currency translation adjustment	34,171	(9,964)
Changes in defined benefit pension plan	(111)	545
Ending balance	(161,246)	(140,655)
TOTAL STOCKHOLDERS’ EQUITY ATTRIBUTABLE TO LEGG MASON, INC.	3,866,348	3,700,783
NONREDEEMABLE NONCONTROLLING INTEREST
Beginning balance	29,042	29,784
Net income attributable to noncontrolling interests	787	2,863
Distributions	(855)	(2,167)
Ending balance	28,974	30,480
TOTAL STOCKHOLDERS’ EQUITY	$3,895,322	$3,731,263
See Notes to Consolidated Financial Statements

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$55,074	$61,569
Adjustments to reconcile Net Income to net cash provided by operations:
Depreciation and amortization	19,448	16,496
Accretion and amortization of securities discounts and premiums, net	427	108
Stock-based compensation	7,421	23,834
Net unrealized (gains) losses on investments	(40,022)	(4,684)
Net (gains) losses and earnings on investments	11,830	(6,748)
Net (gains) losses of consolidated investment vehicles	2,158	(9,561)
Deferred income taxes	9,026	22,294
Contingent consideration fair value adjustments	—	(1,165)
Other	(21)	345
Decrease (increase) in assets:
Investment advisory and related fees receivable	2,639	235
Net (purchases) sales of trading and other investments	(42,790)	(4,817)
Other receivables	(1,638)	10,661
Other assets	(15,379)	(5,294)
Assets of consolidated investment vehicles	102,120	11,400
Increase (decrease) in liabilities:
Accrued compensation	(314,376)	(300,250)
Deferred compensation	9,061	12,084
Accounts payable and accrued expenses	8,558	(10,298)
Other liabilities	(24,260)	(5,398)
Other liabilities of consolidated investment vehicles	(768)	1,612
CASH USED IN OPERATING ACTIVITIES	$(211,492)	$(187,577)
(Continued)

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,
	2020	2019
CASH FLOWS FROM INVESTING ACTIVITIES
Payments for fixed assets	$(5,762)	$(9,190)
Returns of capital and proceeds from sales and maturities of investments	65	488
Business investment	(250)	—
Business acquisition, net of cash acquired of $992	—	(10,247)
CASH USED IN INVESTING ACTIVITIES	(5,947)	(18,949)
CASH FLOWS FROM FINANCING ACTIVITIES
Increase in short-term borrowings	250,000	—
Dividends paid	(36,266)	(30,131)
Distributions to affiliate noncontrolling interests	(13,676)	(16,230)
Net (redemptions) subscriptions attributable to noncontrolling interests	(95,228)	(8,232)
Purchase of affiliate noncontrolling interests	—	(10,548)
Employee tax withholdings by settlement of net share transactions	(37,152)	(12,581)
Issuances of common stock for stock-based compensation	53,437	9,599
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	121,115	(68,123)
EFFECT OF EXCHANGE RATES	(945)	(2,697)
NET DECREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(97,269)	(277,346)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH:
BEGINNING OF PERIOD	1,049,677	950,795
END OF PERIOD	$952,408	$673,449
Supplemental Disclosures
Cash paid for:
Income taxes	$4,587	$4,776
Interest	10,947	11,081
	As of June 30,
Reconciliation of cash, cash equivalents and restricted cash	2020	2019
Cash and cash equivalents	$931,605	$643,574
Restricted cash:
Corporate restricted cash	20,496	22,201
Cash and cash equivalents of consolidated investment vehicles	235	4,786
Affiliate employee benefit trust cash included in Other non-current assets	72	2,888
Total cash, cash equivalents and restricted cash per consolidated statements of cash flows	$952,408	$673,449
See Notes to Consolidated Financial Statements

LEGG MASON, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except per share amounts or unless otherwise noted)
June 30, 2020
(Unaudited)

1. Interim Basis of Reporting

The accompanying unaudited interim consolidated financial statements of Legg Mason, Inc. and its subsidiaries (collectively “Legg Mason”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and the applicable rules and regulations of the Securities and Exchange Commission (the "SEC"). The interim consolidated financial statements have been prepared using the interim basis of reporting and, as such, reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the results for the periods presented. The preparation of interim consolidated financial statements requires management to make assumptions and estimates that affect the amounts reported in the interim consolidated financial statements and accompanying notes. Actual amounts could differ from those estimates and the differences could have a material impact on the interim consolidated financial statements. Terms such as “we,” “us,” “our,” and “Company” refer to Legg Mason.

The nature of Legg Mason's business is such that the results of any interim period are not necessarily indicative of the results of a full year. Certain disclosures included in the Company's annual report are not required to be included on an interim basis in the Company's Quarterly Reports on Form 10-Q. The Company has condensed or omitted these disclosures. Certain amounts in prior period financial statements have been reclassified to conform to the current period presentation.

The information contained in the interim consolidated financial statements should be read in conjunction with the consolidated financial statements contained within Legg Mason's latest Annual Report on Form 10-K filed with the SEC.

2. Significant Accounting Policies

Plan of Merger with Franklin Resources, Inc.
On February 17, 2020, Legg Mason entered into an Agreement and Plan of Merger (the "Merger Agreement") with Franklin Resources, Inc. ("Franklin Templeton") and Alpha Sub, Inc. ("Merger Sub"), a wholly owned subsidiary of Franklin Templeton, pursuant to which the Company will be merged into Merger Sub (the "Merger"), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Franklin Templeton.

Pursuant to the Merger Agreement, each outstanding share of common stock of the Company will be converted into the right to receive from Franklin Templeton $50.00 in cash. All conditions to the closing of the Merger have been satisfied and the closing will take effect at the end of the day on July 31, 2020, the date this Report is being filed.

Risks and Uncertainties
In March 2020, the World Health Organization declared the outbreak of a novel coronavirus ("COVID-19") a global pandemic, and recommended containment and mitigation measures worldwide.  This contagious disease outbreak has adversely affected workforces, customers and economies. During the three months ended June 30, 2020, global financial markets began to improve due to government intervention and the gradual reopening of impacted businesses. Despite the market improvements, uncertainty remains regarding the extent and duration of business disruptions related to COVID-19 as well as its impact on the global economy.  In addition, the United States has seen a resurgence of COVID-19 infections after the initial growth rate was reduced, thus putting into question the ability of impacted businesses to reopen within the United States. Therefore, management is currently unable to determine the extent of the potential impacts to its financial condition or results of operations.

3. Investments and Fair Value of Assets and Liabilities

The disclosures below include details of Legg Mason's financial assets and financial liabilities that are measured at fair value and net asset value ("NAV"), excluding the financial assets and financial liabilities of consolidated investment vehicles ("CIVs"). See Note 16, Variable Interest Entities and Consolidation of Investment Vehicles, for information related to the assets and liabilities of CIVs that are measured at fair value or NAV.

The fair values of financial assets and (liabilities) of the Company were determined using the following categories of inputs:

	As of June 30, 2020
	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)		Significant unobservable inputs (Level 3)	Investments measured at NAV		Total
Assets:
Cash equivalents(1)	$326,224	$259,387		$—	$—		$585,611
Equity investments:(2)
Seed capital investments	64,863	27,711		41,626	1,072		135,272
Investments related to long-term incentive plans	260,028	—		—	—		260,028
Other investments	7,936	1,518		—	—		9,454
Equity method investments:(3)
Seed capital investments(4)	—	5,000		41,716	12,695		59,411
Investments related to long-term incentive plans	—	2,500	(4)	—	8,556	(2)	11,056
Other investments(4)	—			141	8,333		8,474
Derivative assets(5)	4,173	—		—	—		4,173
Total(6)	$663,224	$296,116		$83,483	$30,656		$1,073,479
Liabilities:
Contingent consideration liabilities(7)	$—	$—		$(3,380)	$—		$(3,380)
Derivative liabilities(5)	(1,557)	—		—	—		(1,557)
Total	$(1,557)	$—		$(3,380)	$—		$(4,937)

	As of March 31, 2020
	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Investments measured at NAV	Total
Assets:
Cash equivalents(1)	$594,514	$12,521	$—	$—	$607,035
Equity investments:(2)
Seed capital investments	48,940	19,538	38,895	1,360	108,733
Investments related to long-term incentive plans	210,891	—	—		210,891
Other investments	12,406	1,577	—	—	13,983
Equity method investments:(3)
Seed capital investments(4)	—	—	43,059	12,571	55,630
Investments related to long-term incentive plans(2)	—	—	—	5,287	5,287
Other investments(4)	—	—	48	8,371	8,419
Derivative assets(5)	4,716	—	—	—	4,716
Total(6)	$871,467	$33,636	$82,002	$27,589	$1,014,694
Liabilities:
Contingent consideration liabilities(7)	$—	$—	$(3,308)	$—	$(3,308)
Derivative liabilities(5)	(13,872)	—	—	—	(13,872)
Total	$(13,872)	$—	$(3,308)	$—	$(17,180)

(1)
Cash investments in actively traded money market funds are classified as Level 1.  Cash investments in time deposits and other are measured at amortized cost, which approximates fair value because of the short time between purchase of the instrument and its expected realization and are classified as Level 2.

(2)	Included in Investment securities on the Consolidated Balance Sheets.

(3)
Primarily investments in private equity and real estate funds. These equity method investments are investment companies that primarily record underlying investments at fair value. Therefore, the fair value of these investments is measured using Legg Mason's share of the investee's underlying net income or loss, which is predominately representative of fair value adjustments in the investments held by the equity method investee. Other equity method investments not measured at fair value on a recurring basis of $28,694 and $28,373 as of June 30, 2020 and March 31, 2020, respectively, are excluded from the tables above.

(4)	Included in Other noncurrent assets in the Consolidated Balance Sheets.

(5)	See Note 14.

(6)	The tables above exclude adjusted cost investments not measured at fair value on a recurring basis of $25,099 and $19,729 as of June 30, 2020 and March 31, 2020, respectively.

(7)	See Note 9.

The net realized and unrealized gains for investment securities classified as equity investments were $45,250 and $10,153 for the three months ended June 30, 2020 and 2019, respectively.
The net unrealized gains relating to equity investments still held as of the reporting date were $44,554 and $1,572 for the three months ended June 30, 2020 and 2019, respectively.
Seed capital investments represent investments made by Legg Mason to fund new and existing investment products and strategies. As of June 30, 2020 and March 31, 2020, seed capital investments totaled $210,980 and $192,760, respectively, with investments in excess of $1,000 in 41 funds in each period comprising over 85% of the total at each period end. Seed capital investments presented in the tables above exclude $16,297 and $28,397, as of June 30, 2020 and March 31, 2020, respectively, which is related to Legg Mason's investments in CIVs. See Note 16 for additional information regarding Legg Mason's investments in CIVs.

The changes in financial assets and (liabilities) measured at fair value using significant unobservable inputs (Level 3) are presented in the tables below:

	Balance as of March 31, 2020	Purchases	Sales	Redemptions/ Settlements/ Other	Transfers	Realized and unrealized gains/(losses), net	Balance as of June 30, 2020
Assets:
Equity investments - seed capital	$38,895	$2,655	$—	$—	$—	$76	$41,626
Equity method investments:
Seed capital investments	43,059	93	—	(232)	—	(1,204)	41,716
Other	48	—	—	(4)	—	97	141
	$82,002	$2,748	$—	$(236)	$—	$(1,031)	$83,483
Liabilities:
Contingent consideration liabilities	$(3,308)	$—	n/a	$—	n/a	$(72)	$(3,380)

	Balance as of March 31, 2019	Purchases	Sales	Redemptions/ Settlements/ Other	Transfers	Realized and unrealized gains/(losses), net	Balance as of June 30, 2019
Assets:
Equity investments - seed capital	$1,455	$—	$—	$(1,457)	$—	$2	$—
Equity method investments:
Seed capital investments	40,854	1,913	—	(678)	—	427	42,516
Other	1,218	—	—	(13)	—	17	1,222
	$43,527	$1,913	$—	$(2,148)	$—	$446	$43,738
Liabilities:
Contingent consideration liabilities	$(1,415)	$(3,389)	n/a	$—	n/a	$1,179	$(3,625)

Realized and unrealized gains and losses recorded for Level 3 investments are included in Other non-operating income (expense), net, in the Consolidated Statements of Income. The change in unrealized gains for Level 3 investments and liabilities still held at the reporting date was $1,104 and $1,626, and for the three months ended June 30, 2020 and 2019, respectively.

As of April 1, 2020, Legg Mason adopted updated accounting guidance which modified the disclosure requirements for fair value measurements. Under the updated guidance companies are required to disclose the range and weighted average used to develop significant unobservable inputs used in Level 3 fair value measurements, which for Legg Mason were as follows:

As of June 30, 2020	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range (Weighted-Average)
Equity method investments - seed capital:
Real estate fund investments	$22,007	Discounted cash flows	Discount rate	5.5%-11.8% (6.7%)
			Exit capitalization rate	4.3%-8.9% (5.3%)
Real estate fund investments	19,709	Discounted cash flows	Discount rate	5.3%-8.8% (6.6%)
	$41,716		Exit capitalization rate	4.3%-9.4% (5.6%)
			Credit spreads	1.4%-8.3% (2.0%)
			Loan to value ratio	14.8%-76.8% (46.7%)
Equity investments - seed capital:
Real estate fund investments and loans	$41,626	Discounted cash flows	Discount rate	6.5%-6.5% (6.5%)
			Exit capitalization rate	6.0%-6.0% (6.0%)
			Credit spreads	9.3%-9.3% (9.3%)
			Loan to value ratio	82.9%-82.9% (82.9%)

As a practical expedient, Legg Mason relies on the NAV of certain investments as their fair value.  The NAVs that have been provided by the investees have been derived from the fair values of the underlying investments as of the respective reporting dates.  The following table summarizes the nature of these investments and any related liquidation restrictions or other factors which may impact the ultimate value realized:

		Fair Value Determined Using NAV			As of June 30, 2020
Category of Investment	Investment Strategy	June 30, 2020		March 31, 2020	Unfunded Commitments	Remaining Term
Funds-of-hedge funds	Global macro, fixed income, long/short equity, natural resources, systematic, emerging market, European hedge	$11,638	(1)	$11,966	n/a	n/a
Hedge funds	Fixed income - developed market, event driven, fixed income - hedge, relative value arbitrage, European hedge	1,383		1,212	n/a	n/a
Private equity funds	Long/short equity	9,057	(2)	9,101	$5,622	Up to 9 years
Equity method investments related to long-term incentive plans	Alternatives, structured securities, short-dated fixed income	8,556	(2)	5,287	n/a	n/a
Other	Various	22		23	n/a	Various
Total		$30,656		$27,589	$5,622
n/a - not applicable

(1)	Liquidation restrictions: 6% monthly redemption, and 94% are not subject to redemption or are not currently redeemable.

(2)	Liquidations are expected over the remaining term.

There are no current plans to sell any of these investments held as of June 30, 2020.

4. Acquisition

On April 10, 2019, Clarion Partners acquired a majority stake in Gramercy Europe (Jersey) Limited ("Gramercy"), a European real estate investment business specializing in pan-European logistics and industrial assets. The transaction required an initial cash payment of $10,247 (net of cash acquired), which was paid by Clarion Partners using existing cash resources, and a potential contingent consideration payment of up to approximately $3,735 (using the foreign exchange rate as of April 10, 2019, for the €3,315 potential payment), due on the fifth anniversary of closing upon the achievement of certain financial metrics.

In connection with the acquisition, Clarion Partners recognized an amortizable intangible asset management contracts asset of $5,876, with a useful life of eight years at acquisition, goodwill of $20,196, and noncontrolling interest of $11,715. The fair value of the contingent consideration at acquisition was $3,389.

5. Fixed Assets

The following table reflects the components of fixed assets as of:

	June 30, 2020	March 31, 2020
Software	$283,216	$279,038
Leasehold improvements	196,301	210,419
Equipment	161,932	162,372
Total cost	641,449	651,829
Less: accumulated depreciation and amortization	(515,336)	(517,406)
Fixed assets, net	$126,113	$134,423

Depreciation and amortization expense related to fixed assets was $13,945 and $11,040, for the three months ended June 30, 2020 and 2019, respectively.

6. Intangible Assets and Goodwill

The following table reflects the components of intangible assets as of:

	June 30, 2020	March 31, 2020
Amortizable intangible asset management contracts and other
Cost	$370,537	$369,193
Accumulated amortization	(266,736)	(259,982)
Net	103,801	109,211
Indefinite–life intangible assets
U.S. domestic mutual fund management contracts	2,106,351	2,106,351
Clarion Partners fund management contracts	505,200	505,200
EnTrust Global fund management contracts	126,804	126,804
Other fund management contracts	466,036	460,033
Trade names	48,278	48,091
	3,252,669	3,246,479
Intangible assets, net	$3,356,470	$3,355,690

Certain of Legg Mason's intangible assets are denominated in currencies other than the U.S. dollar and balances related to these assets will fluctuate with changes in the related foreign currency exchange rates.

Indefinite-life Intangible Assets and Goodwill

Legg Mason performed its annual impairment testing of goodwill and indefinite-life intangible assets as of October 31, 2019, and determined that there was no impairment in the value of these assets.

Given the level of market disruption associated with COVID-19 during the three months ended March 31, 2020, Legg Mason assessed whether a triggering event had occurred for each of its identifiable indefinite-life intangible assets and goodwill as of March 31, 2020. Certain indefinite-life intangible assets were determined to have had triggering events due to a combination of significant market volatility and uncertainty and limited excess fair value over the related carrying values in our most recent annual impairment testing as of October 31, 2019. Legg Mason updated the quantitative analyses for these indefinite-life intangible assets as of March 31, 2020 and determined that there was no impairment in the value of these assets.

Legg Mason also determined that no triggering events occurred during the three months ended June 30, 2020 that would require further impairment testing.

As a result of uncertainty regarding future market conditions and economic results, assessing the fair value of the reporting unit and intangible assets requires management to exercise significant judgment.

The assessed fair values of the EnTrust Global indefinite-life fund management contracts and trade name assets exceeded their respective carrying values of $126,804 and $10,300 by 10% and 6%, respectively, as of October 31, 2019. Given uncertain markets and the relatively limited excess fair value as of the most recent impairment test, the EnTrust Global fund management contracts asset was deemed to have had a triggering event as of March 31, 2020 and was tested for impairment. The related fair value exceeded its carrying value by approximately 1% as of March 31, 2020.

The EnTrust Global trade name asset was also deemed to have had a triggering event and was tested for impairment as of March 31, 2020. The resulting fair value of the EnTrust Global trade name asset exceeded the carrying value by approximately 3%.

Should market performance, flows, and/or related AUM levels decrease in the near term, or other factors change, such that cash flow projections deviate from current projections, it is reasonably possible that our indefinite-life intangible assets or goodwill could become impaired, and the impairment could be a material amount.

The change in carrying value of goodwill is summarized below:

	Gross Book Value	Accumulated Impairment	Net Book Value
Balance as of March 31, 2020	$3,009,666	$(1,161,900)	$1,847,766
Impact of excess tax basis amortization	(2,856)	—	(2,856)
Changes in foreign exchange rates	17,763	—	17,763
Balance as of June 30, 2020	$3,024,573	$(1,161,900)	$1,862,673

Amortizable Intangible Asset Management Contracts and Other

There were no impairments to amortizable management contract intangible assets during the three months ended June 30, 2020 or 2019.

As of June 30, 2020, amortizable intangible asset management contracts and other are being amortized over a weighted-average remaining life of 5.2 years.

Estimated amortization expense for each of the next five fiscal years and thereafter is as follows:

Remaining fiscal 2021	$16,265
2022	21,415
2023	20,655
2024	19,825
2025	12,050
Thereafter	13,591
Total	$103,801

7. Short-Term Borrowings and Long-Term Debt

Short-term borrowings
Legg Mason maintains an unsecured credit agreement (as amended from time to time the "Credit Agreement") which provides for a $500,000 multi-currency revolving credit facility. Under the terms of the Merger Agreement, Legg Mason may not borrow more than $30,000 under the revolving credit facility, without the prior consent of Franklin Templeton.

On April 3, 2020, Legg Mason borrowed $250,000 under the Credit Agreement, with Franklin Templeton's consent, as a precautionary measure to provide additional liquidity for general corporate purposes amid heightened uncertainty due to the COVID-19 pandemic. These borrowings were repaid in full on July 21, 2020 using existing cash resources. There were no borrowings outstanding under the Credit Agreement as of March 31, 2020. As of June 30, 2020, the effective interest rate on the outstanding borrowings was 2.6%.

Long-term debt
Long-term debt, net, consists of the following:

	June 30, 2020				March 31, 2020
	Carrying Value	Unamortized Discount (Premium)	Unamortized Debt Issuance Costs	Maturity Amount	Carrying Value
3.95% Senior Notes due July 2024	$249,035	$184	$781	$250,000	$248,976
4.75% Senior Notes due March 2026	447,963	—	2,037	450,000	447,875
5.625% Senior Notes due January 2044	548,119	(2,877)	4,758	550,000	548,099
6.375% Junior Notes due March 2056	242,716	—	7,284	250,000	242,665
5.45% Junior Notes due September 2056	485,221	—	14,779	500,000	485,118
Total	$1,973,054	$(2,693)	$29,639	$2,000,000	$1,972,733

As of June 30, 2020, $250,000 of Legg Mason's long-term debt matures in fiscal 2025 and $1,750,000 matures after fiscal 2025.

As of June 30, 2020, the estimated fair value of long-term debt was $2,203,929. The fair value of debt was estimated using publicly quoted market prices and was classified as Level 2 in the fair value hierarchy.

8. Leases

Legg Mason leases over 1,357 square feet of office space with approximately one-third currently subleased to various firms, the majority of which are within the U.S. Office facilities and equipment are leased under various non-cancelable operating leases and certain equipment is also leased under financing leases. Legg Mason's current leases have remaining terms that vary up to 18 years. Certain leases provide for options to extend for periods of up to 12 years and/or options to terminate within seven years.
The following table reflects leases included in the Consolidated Balance Sheets as of:

	Classification	June 30, 2020	March 31, 2020
Operating leases:
Operating lease ROU assets	Right-of-use assets	$279,580	$290,167
Operating lease liabilities	Lease liabilities	345,384	355,483
Finance leases:
Property and equipment, gross	Right-of-use assets	$2,011	$2,011
Less: accumulated depreciation	Right-of-use assets	(1,063)	(836)
Property and equipment, net		$948	$1,175
Finance lease liabilities	Lease liabilities	$848	$1,068

ROU assets that involve subleased or vacant space aggregate $72,942 and $71,257 as of June 30, 2020 and March 31, 2020, respectively. These assets may become impaired if tenants are unable to service their obligations under the sublease, and/or if the estimates as to occupancy are not realized, either of which may be more likely as COVID-19 impacts evolve.
The components of lease expense included in the Consolidated Statements of Income were as follows:

		Three Months Ended June 30,
	Classification	2020	2019
Operating lease cost	Occupancy expense	$24,622	$20,921
Financing lease cost:
Amortization of right-of-use asset	Occupancy expense	237	241
Interest on lease liabilities	Interest expense	8	13
Total finance lease cost		245	254
Short-term lease cost	Occupancy expense	281	1,845
Variable lease cost(1)	Occupancy expense	6,232	5,003
Less: sublease billings	Occupancy expense	(5,769)	(6,234)
Net lease cost(2)		$25,611	$21,789
(1) Variable lease cost includes operating expenses, real estate and other taxes and other amounts that fluctuate in amount and are therefore excluded from fixed base rent.

(2)	Excludes other occupancy expense of $6,406 and $3,917 for the three months ended June 30, 2020 and 2019, respectively, related to leasehold amortization.

During the quarter ended June 30, 2020, in connection with Legg Mason's strategic restructuring, as further discussed in Note 15, it was determined that the carrying value of a right-of-use asset would not be recoverable. A related impairment charge of $3,681 (exclusive of accelerated depreciation of $2,740) was recognized in the quarter ended June 30, 2020, and is included in operating lease cost in the table above and in Occupancy expense in the Consolidated Statement of Income. The fair value of the right-of-use asset was estimated based on various Level 3 assumptions, that consider the prevailing rental rates in the applicable market and the amount of time it will take to secure a sublease agreement.

Undiscounted future cash flows for each of the next five fiscal years and thereafter related to operating and financing leases as of June 30, 2020 were as follows:

	Operating Leases	Finance Leases	Total
Remaining fiscal 2021	$66,931	$447	$67,378
2022	89,182	267	89,449
2023	88,240	128	88,368
2024	74,126	35	74,161
2025	30,495	4	30,499
Thereafter	30,975	—	30,975
Total lease payments	379,949	881	380,830
Less: Imputed interest	(34,565)	(33)	(34,598)
Present value of lease liabilities	$345,384	$848	$346,232

The weighted-average remaining lease terms and weighted-average discount rates for operating and finance leases were as follows:

	June 30, 2020		March 31, 2020
	Operating Leases	Finance Leases	Operating Leases	Finance Leases
Weighted-average remaining lease term (in years)	4.7	1.9	4.8	1.9
Weighted-average discount rates	4.0%	3.3%	3.9%	3.2%

Supplemental cash flow information related to leases was as follows:

	Three Months Ended June 30,
	2020	2019
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$20,619	$22,871
Financing cash flows from finance leases	192	248

9. Commitments and Contingencies

As of June 30, 2020, Legg Mason had commitments to invest $16,723 in limited partnerships that make private investments. These commitments are expected to be outstanding, or funded as required, through the end of their respective investment periods ranging through fiscal 2030. Also, in connection with the acquisition of Clarion Partners in April 2016, Legg Mason committed to ultimately provide up to $100,000 of seed capital to Clarion Partners products.

As of June 30, 2020, Legg Mason also had future commitments totaling $89,606 related to multi-year agreements for certain services, of which $34,980 and $25,461 will be due during the remainder of fiscal 2021 and in fiscal 2022, respectively. The remaining $29,165 is due through fiscal 2028.

In the normal course of business, Legg Mason enters into contracts that contain a variety of representations and warranties and that provide general indemnifications, which are not considered financial guarantees by relevant accounting guidance. Legg Mason’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against Legg Mason that have not yet occurred.

Legg Mason has been the subject of customer complaints and has also been named as a defendant in various legal actions arising primarily from asset management, securities brokerage, and investment banking activities, including certain class actions, which primarily allege violations of securities laws and seek unspecified damages, which could be substantial. In the normal course of its business, Legg Mason has also received subpoenas and is currently involved in other governmental and industry self-regulatory agency inquiries, investigations and, from time to time, proceedings involving asset management activities. In accordance with guidance for accounting for contingencies, Legg Mason has established provisions for estimated losses from pending complaints, legal actions, investigations and proceedings when it is probable that a loss has been incurred and a reasonable estimate of loss can be made.

There are matters of litigation and other proceedings, including those described above as customer complaints, legal actions, inquiries, proceedings and investigations, where Legg Mason cannot estimate the reasonably possible loss or range of loss. The inability to provide a reasonably possible amount or range of losses is not because there is uncertainty as to the ultimate outcome of a matter, but because liability and damage issues have not developed to the point where Legg Mason can conclude that there is both a reasonable possibility of a loss and a meaningful amount or range of possible losses. There are numerous aspects to customer complaints, legal actions, inquiries, proceedings and investigations that prevent Legg Mason from estimating a related amount or range of reasonably possible losses. These aspects include, among other things, the nature of the matters; that significant relevant facts are not known, are uncertain or are in dispute; and that damages sought are not specified, are uncertain, unsupportable or unexplained. In addition, for legal actions, discovery may not yet have started, may not be complete or may not be conclusive, and meaningful settlement discussions may not have occurred. Further, for regulatory matters, investigations may run their course without any clear indication of wrongdoing or fault until their conclusion.

In management's opinion, an adequate accrual has been made as of June 30, 2020, to provide for any probable losses that may arise from matters for which the Company could reasonably estimate an amount. Legg Mason's financial condition, results of operations and cash flows could be materially affected during a period in which probable losses become apparent or a matter is ultimately resolved. In addition, the ultimate costs of litigation-related charges can vary significantly from period-to-period, depending on factors such as market conditions, the size and volume of customer complaints and claims, including class action suits, and recoveries from indemnification, contribution, insurance reimbursement, or reductions in compensation under revenue share arrangements.

Merger Agreement
The Company has made customary representations and warranties in the Merger Agreement. The Merger Agreement also contains customary covenants and agreements, including covenants and agreements relating to the conduct of the Company’s business between the date of the signing of the Merger Agreement and the closing of the transactions contemplated under the Merger Agreement.

In connection with, and subject to, the Merger closing, Legg Mason has committed certain severance and retention payments to its employees aggregating up to approximately $125,000, subject to continuing employment through the closing of the Merger. There is also an affiliate deferred compensation arrangement that accelerates the vesting of approximately $48,000 upon closing of the Merger, substantially all of which will be settled by delivering fund shares held within a related trust.

Noncontrolling Interests
Legg Mason may be obligated to settle redeemable noncontrolling interests related to certain affiliates. As of June 30, 2020, affiliate redeemable noncontrolling interests, excluding amounts related to management equity plans, aggregated $518,642. In addition, as of June 30, 2020, the estimated redemption fair value for units under affiliate management equity plans (redeemable and nonredeemable) aggregated $83,895.

See Notes 10 and 13 for additional information regarding affiliate management equity plans and noncontrolling interests, respectively.

Contingent Consideration
As further discussed in Note 4, on April 10, 2019, Clarion Partners acquired a majority interest in Gramercy. The transaction included a potential contingent consideration payment of up to $3,726 (using the foreign exchange rate as of June 30, 2020, for the €3,315 potential payment), due on the fifth anniversary of closing upon the achievement of certain financial metrics. As of June 30, 2020 and March 31, 2020, contingent consideration liabilities totaling $3,380 and $3,308, respectively, were included in Other non-current liabilities in the Consolidated Balance Sheets.

10. Stock-Based Compensation

Legg Mason's stock-based compensation includes restricted stock units, stock options, an employee stock purchase plan, market and performance-based performance shares payable in common stock, affiliate management equity plans and deferred compensation payable in stock. Shares available for issuance under the equity incentive stock plan as of June 30, 2020, were 6,354. Options under Legg Mason’s equity incentive stock plans have been granted at prices not less than 100% of the fair market value on the date of grant. Options are generally exercisable in equal increments over four years and expire within eight years from the date of grant.

The components of Legg Mason's total stock-based compensation expense were as follows:

	Three Months Ended June 30,
	2020	2019
Restricted stock and restricted stock units	$7,054	$17,634
Stock options	166	1,154
Affiliate management equity plans	23	1,623
Performance share units	169	3,011
Employee stock trust	9	8
Employee stock purchase plan	—	254
Non-employee director awards	—	150
Total stock-based compensation expense	$7,421	$23,834

The Merger Agreement provides for the settlement of all outstanding share-based equity awards (vested and unvested), upon the Merger closing. The settlement of unvested awards accommodates Franklin Templeton's acquisition of Legg Mason, therefore, Legg Mason does not incur any related accelerated compensation expense. For fiscal 2020 incentive awards, the Merger Agreement prohibited Legg Mason from issuing equity awards to employees. Instead, employees received the same portion of their incentive awards that would have been paid as equity in the form of deferred cash units, which vest ratably over four years, beginning April 30, 2021. The deferred cash units will be accelerated and paid out in cash upon the completion of the Merger, consistent with the treatment of outstanding equity awards.

Restricted Stock
Restricted stock and restricted stock unit transactions are summarized below:

	Three Months Ended June 30,
	2020		2019
	Number of Shares	Weighted-Average Grant Date Value	Number of Shares	Weighted-Average Grant Date Value
Unvested shares at March 31	2,760	$36.43	3,045	$37.76
Granted	—	—	1,196	35.50
Vested	(1,159)	35.70	(1,199)	38.86
Canceled/forfeited	(13)	36.83	(30)	35.79
Unvested shares at June 30	1,588	$36.96	3,012	$36.45

Unamortized compensation cost related to unvested restricted stock awards at June 30, 2020, of $42,985 is expected to be recognized over a weighted-average period of 1.5 years.

Stock Options
Stock option transactions under Legg Mason's equity incentive plans are summarized below:

	Three Months Ended June 30,
	2020		2019
	Number of Shares	Weighted-Average Exercise Price Per Share	Number of Shares	Weighted-Average Exercise Price Per Share
Options outstanding at March 31	2,518	$41.41	4,115	$39.05
Exercised	(1,285)	35.26	(311)	31.83
Canceled/forfeited	(12)	39.65	(37)	40.63
Options outstanding at June 30	1,221	$47.90	3,767	$39.63

At June 30, 2020, options were exercisable for 1,106 shares, with a weighted-average exercise price of $48.93 and a weighted average remaining contractual life of 2.9 years. Unamortized compensation cost related to unvested options for 115 shares at June 30, 2020, was $383, which is expected to be recognized over a weighted-average period of 1.0 year.

Other
As of June 30, 2020 and 2019, non-employee directors held 35 and 100 restricted stock units, respectively, which vest on the grant date and are, therefore, not included in unvested shares of restricted stock units in the table above,

Affiliate Management Equity Plans
In connection with the acquisition of Clarion Partners in April 2016, Legg Mason implemented a management equity plan for Clarion Partners that entitles certain of its key employees to participate in 15% of the future growth, if any, of the Clarion Partners enterprise value (subject to appropriate discounts) subsequent to the date of the grant. As of June 30, 2020, the estimated aggregate redemption fair value of units under the plan, as if they were currently redeemable, was $14,300.

Effective March 1, 2016, Legg Mason implemented a management equity plan for Royce Investment Partners ("Royce") key employees. Under the management equity plan, minority equity interests equivalent to a 24.5% interest in the Royce entity have been issued to certain key employees. Equity holders receive quarterly distributions of a portion of Royce's pre-tax income in amounts equal to the percentage of ownership represented by the equity they hold, subject to payment of Legg Mason's revenue share and reasonable expenses and subordination provisions in certain cases. As of June 30, 2020, the estimated aggregate redemption fair value of units under the plan, as if they were currently redeemable, was $10,000.

On March 31, 2014, Legg Mason implemented a management equity plan and granted units to key employees of its subsidiary ClearBridge Investments, LLC ("ClearBridge") that entitle them to participate in 15% of the future growth, if any, of the ClearBridge enterprise value (subject to appropriate discounts) subsequent to the grant date. Total compensation expense related to the ClearBridge affiliate management equity plan was $23 and $1,623 for the three months ended June 30, 2020 and 2019, respectively. The compensation expense for the three months ended June 30, 2019, included $1,600 related to the modification of the plan settlement features, which resulted in an increase in the fair value of the awards. This arrangement provides for one-half of the cost to be absorbed by the ClearBridge incentive pool. As of June 30, 2020, the estimated aggregate redemption fair value of vested units under the ClearBridge plan, as if they were currently redeemable, was approximately $59,595.

11. Revenue

The following table presents Total Operating Revenues disaggregated by asset class:

	Three Months Ended June 30,
	2020	2019
Equity	$249,583	$291,341
Fixed Income	277,380	282,911
Alternative	111,616	107,542
Liquidity	27,607	23,566
Total Operating Revenues	$666,186	$705,360

Revenues by geographic location are primarily based on the location of the advisor or domicile of fund families managed by Legg Mason and do not necessarily reflect where the customer resides or the currency in which the revenues are denominated. The following table presents Total Operating Revenues disaggregated by geographic location:

	Three Months Ended June 30,
	2020	2019
United States	$533,616	$553,760
United Kingdom	31,391	32,010
Other International	101,179	119,590
Total Operating Revenues	$666,186	$705,360

Certain sales commissions paid in connection with obtaining assets managed in retail separately managed accounts are capitalized as deferred costs. As of June 30, 2020 and March 31, 2020, capitalized sales commissions of $9,115 and $8,954, respectively, were included in Other current assets and $11,990 and $11,396, respectively, were included in Other non-current assets in the Consolidated Balance Sheets. Amortization related to capitalized sales commissions included in Compensation and benefits in the Consolidated Statements of Income was $2,606 and $2,284 for the three months ended June 30, 2020 and 2019, respectively. There were no impairment losses in relation to the capitalized costs during the three months ended June 30, 2020 and 2019.

12. Earnings Per Share

The following table presents the computations of basic and diluted EPS:

	Three Months Ended June 30,
	2020	2019
Basic weighted-average shares outstanding for EPS	89,823	86,297
Potential common shares:
Dilutive employee stock options	376	197
Diluted weighted-average shares outstanding for EPS	90,199	86,494

Net Income Attributable to Legg Mason, Inc.	$49,422	$45,350
Less: Earnings (distributed and undistributed) allocated to participating securities	904	1,510
Net Income (Distributed and Undistributed) Allocated to Shareholders (Excluding Participating Securities)	$48,518	$43,840
Net Income per share Attributable to Legg Mason, Inc. Shareholders
Basic	$0.54	$0.51
Diluted	0.54	0.51

The weighted-average shares exclude weighted-average unvested restricted shares deemed to be participating securities of 1,971 and 2,852 for the three months ended June 30, 2020 and 2019, respectively.

Options to purchase 735 and 2,464 shares for the three months ended June 30, 2020 and 2019, respectively, were not included in the computation of diluted EPS because the presumed proceeds from exercising such options, including the related unamortized expense, exceed the average price of the common shares for the period and, therefore, the options are deemed antidilutive.

Further, market- and performance-based awards, such as those issued to Legg Mason executive officers, are excluded from potential dilution until the designated market or performance condition is met.

13. Noncontrolling Interests

Net income attributable to noncontrolling interests included the following amounts:

	Three months ended June 30,
	2020	2019
Net income attributable to redeemable noncontrolling interests	$4,865	$13,356
Net income attributable to nonredeemable noncontrolling interests	787	2,863
Total	$5,652	$16,219

The following tables present the changes in redeemable and nonredeemable noncontrolling interests:

	Redeemable noncontrolling interests
	Consolidated investment vehicles(1) and other	Affiliate
		Noncontrolling interests	Management equity plans	Total	Nonredeemable noncontrolling interests(2)
Balance as of March 31, 2020	$117,140	$525,422	$71,852	$714,414	$29,042
Net income attributable to noncontrolling interests	898	3,967	—	4,865	787
Subscriptions (redemptions), net	(95,233)	5	—	(95,228)	—
Distributions	—	(12,821)	—	(12,821)	(855)
Foreign exchange	—	264	—	264	—
Vesting/change in estimated redemption value	—	1,805	37	1,842	—
Balance as of June 30, 2020	$22,805	$518,642	$71,889	$613,336	$28,974

	Redeemable noncontrolling interests
	Consolidated investment vehicles(1) and other	Affiliate
		Noncontrolling interests	Management equity plans	Total	Nonredeemable noncontrolling interests(2)
Balance as of March 31, 2019	$103,630	$540,595	$48,151	$692,376	$29,784
Net income attributable to noncontrolling interests	6,477	6,879	—	13,356	2,863
Subscriptions (redemptions), net	(6,906)	—	—	(6,906)	—
Business acquisition	—	11,715	—	11,715	—
Purchase of affiliate noncontrolling interest put:				—
Payment (fair value portion)	—	(8,789)	—	(8,789)	—
Change in redemption value	—	(25,708)	—	(25,708)	—
Distributions	—	(14,063)	—	(14,063)	(2,167)
Foreign exchange	—	(837)	—	(837)	—
Vesting/change in estimated redemption value	—	801	2,812	3,613	—
Balance as of June 30, 2019	$103,201	$510,593	$50,963	$664,757	$30,480
(1) Related to VIEs and seeded investment products.
(2) Related to Royce management equity plan.

The following tables present the changes in redeemable noncontrolling interests by affiliate (exclusive of management equity plans):

	Redeemable noncontrolling interests
	EnTrust Global	Clarion Partners	Other	Total
Balance as of March 31, 2020	$379,090	$133,610	$12,722	$525,422
Net income (loss) attributable to noncontrolling interests	(1,177)	5,086	58	3,967
Subscriptions (redemptions), net	—	—	5	5
Distributions	(1,966)	(10,855)	—	(12,821)
Foreign exchange	—	—	264	264
Change in estimated redemption value	—	1,805	—	1,805
Balance as of June 30, 2020	$375,947	$129,646	$13,049	$518,642

	Redeemable noncontrolling interests
	EnTrust Global	Clarion Partners	RARE Infrastructure	Other	Total
Balance as of March 31, 2019	$380,684	$123,502	$35,181	$1,228	$540,595
Net income (loss) attributable to noncontrolling interests	2,884	4,118	106	(229)	6,879
Business acquisition	—	—	—	11,715	11,715
Distributions	(3,407)	(10,656)	—	—	(14,063)
Purchase of affiliate noncontrolling interest:
Payment (fair value portion)	—	—	(8,789)	—	(8,789)
Change in redemption value	—	—	(25,708)	—	(25,708)
Foreign exchange	—	—	(790)	(47)	(837)
Change in estimated redemption value	—	801	—	—	801
Balance as of June 30, 2019	$380,161	$117,765	$—	$12,667	$510,593

Redeemable noncontrolling interests of 35% of the outstanding equity of EnTrust Global and 18% of the outstanding equity of Clarion Partners can be put by the holders or called by Legg Mason for settlement at fair value subject to various conditions, including the passage of time. The amounts for noncontrolling interests, if reported at fair value in the Consolidated Balance Sheets, reflect the total business enterprise value of the combined entity, after appropriate discounts for lack of marketability and control.

On May 10, 2019, Legg Mason purchased the 15% equity interest in RARE Infrastructure held by the firm's management team for total consideration of $21,988. The initial cash payment of $11,967, which included related dividends in arrears of $1,759, was paid on May 10, 2019. One-half of the remaining balance was paid in May 2020 and the remaining one-half will be due in May 2021, subject to certain conditions. The $11,440 difference between the fair value of the noncontrolling interest on the settlement date and the total consideration due (excluding dividends in arrears) was recorded as Compensation and benefits in the year ended March 31, 2020. The $25,708 difference between the fair value and the carrying value of the noncontrolling interest of $34,497 on the settlement date was recorded as an increase to additional paid in capital. This purchase was part of Legg Mason's strategic restructuring, as further discussed in Note 15, to pursue operational efficiencies between RARE Infrastructure and ClearBridge intended to reduce costs and enhance growth opportunities for both of the businesses.

14. Derivatives and Hedging

Legg Mason uses currency forwards to economically hedge the risk of movements in exchange rates, primarily between the U.S. dollar, British pound, Australian dollar, Singapore dollar, Japanese yen, and euro. All derivative transactions for which Legg Mason has certain legally enforceable rights of setoff are governed by International Swaps and Derivative Association ("ISDA") Master Agreements. For these derivative transactions, Legg Mason has one ISDA Master Agreement with each of the significant counterparties, which covers transactions with that counterparty. Each of the respective ISDA agreements provides for legally enforceable settlement netting and close-out netting between Legg Mason and that counterparty. Other assets recorded in the Consolidated Balance Sheets as of June 30, 2020 and March 31, 2020, were $4,173 and $4,716, respectively. Other liabilities recorded in the Consolidated Balance Sheets as of June 30, 2020 and March 31, 2020, were $1,557 and $13,872, respectively.

Legg Mason also uses market hedges on certain seed capital investments by entering into futures contracts to sell index funds and treasuries that benchmark the hedged seed capital investments and has entered into total return swap arrangements with respect to certain Legg Mason sponsored ETFs, as further discussed below.

Legg Mason has not designated any derivatives as hedging instruments for accounting purposes during the periods ended June 30, 2020, March 31, 2020 or June 30, 2019. As of June 30, 2020, Legg Mason had open currency forward contracts with aggregate notional amounts totaling $309,365, and open futures contracts relating to seed capital investments with aggregate notional amounts totaling $85,122. With the exception of the total return swap arrangement discussed below, these amounts are representative of the level of non-hedge designation derivative activity throughout the three months ended June 30, 2020 and 2019. As of June 30, 2020, the weighted-average remaining contract terms for currency forward contracts was seven months and for futures contracts relating to seed capital investments was three months.

Legg Mason has entered into various total return swap arrangements with financial intermediaries with respect to certain Legg Mason sponsored ETFs, which resulted in investments by each of the financial intermediaries in the respective ETF. Under the terms of each of the total return swap arrangements, Legg Mason receives the related investment gains and losses on the underlying shares of the ETF and pays a floating rate on the value of the underlying shares. Each of the total return swap arrangements allows either party to terminate all or part of the arrangement and provides for automatic termination upon occurrence of certain events. Each financial intermediary counterparty may hedge its total return swap position through an investment in the ETF and the financial intermediaries purchased interests in the related Legg Mason ETF on the date of the transactions. The aggregate notional amount for the total return swap outstanding as of June 30, 2020 was $1,505, with a weighted-average remaining contract term of seven months. The floating rate paid on the value of the underlying securities for the total return swap arrangement outstanding as of June 30, 2020 was three-month LIBOR plus 1.6%.

As further discussed in Note 16, the total return swap arrangements create variable interests in the underlying funds for Legg Mason, and, if significant, Legg Mason is deemed to be the primary beneficiary. Accordingly, Legg Mason may consolidate ETF products with significant open total return swap arrangements.

The following table presents the derivative assets and related offsets, if any:

				Gross Amounts Not Offset in the Balance Sheet
	Gross Amounts of Recognized Assets	Gross Amounts Offset in the Balance Sheet	Net Amount of Derivative Assets Presented in the Balance Sheet	Financial Instruments	Cash Collateral	Net Amount as of June 30, 2020
Derivative instruments not designated as hedging instruments
Currency forward contracts	$6,282	$(2,607)	$3,675	$—	$—	$3,675
Futures contracts relating to seed capital investments	—	—	—	338	2,632	2,970
Total return swaps	—	—	—	160	120	280
Total derivative instruments not designated as hedging instruments	$6,282	$(2,607)	$3,675	$498	$2,752	$6,925

The following table presents the derivative liabilities and related offsets, if any:

				Gross Amounts Not Offset in the Balance Sheet
	Gross Amounts of Recognized Liabilities	Gross Amounts Offset in the Balance Sheet	Net Amount of Derivative Liabilities Presented in the Balance Sheet	Financial Instruments	Cash Collateral	Net Amount as of June 30, 2020
Derivative instruments not designated as hedging instruments
Currency forward contracts	$497	$(1,574)	$(1,077)	$—	$—	$(1,077)
Futures contracts relating to seed capital investments	—	—	—	(480)	4,944	4,464
Total derivative instruments not designated as hedging instruments	$497	$(1,574)	$(1,077)	$(480)	$4,944	$3,387

The following table presents the derivative assets and related offsets, if any:

				Gross Amounts Not Offset in the Balance Sheet
	Gross Amounts of Recognized Assets	Gross Amounts Offset in the Balance Sheet	Net Amount of Derivative Assets Presented in the Balance Sheet	Financial Instruments	Cash Collateral	Net amount as of March 31, 2020
Derivative instruments not designated as hedging instruments
Currency forward contracts	$4,493	$(1,709)	$2,784	$—	$—	$2,784
Futures contracts relating to:
Seed capital investments	—	—	—	1,802	2,206	4,008
Total return swaps	—	—	—	130	158	288
Total futures contracts	—	—	—	1,932	2,364	4,296
Total derivative instruments not designated as hedging instruments	$4,493	$(1,709)	$2,784	$1,932	$2,364	$7,080

The following table presents the derivative liabilities and related offsets, if any:

				Gross Amounts Not Offset in the Balance Sheet
	Gross Amounts of Recognized Liabilities	Gross Amounts Offset in the Balance Sheet	Net Amount of Derivative Liabilities Presented in the Balance Sheet	Financial Instruments	Cash Collateral	Net amount as of March 31, 2020

Derivative instruments not designated as hedging instruments
Currency forward contracts	$(11,482)	$4,368	$(7,114)	$—	$—	$(7,114)
Futures contracts relating to:
Seed capital investments	—	—	—	(3,203)	7,326	4,123
Total return swaps	—	—	—	(360)	754	394
Total futures contracts	—	—	—	(3,563)	8,080	4,517
Total return swaps	—	—	—	(3,195)	4,125	930
Total derivative instruments not designated as hedging instruments	$(11,482)	$4,368	$(7,114)	$(6,758)	$12,205	$(1,667)

The following table presents gains (losses) recognized in the Consolidated Statements of Income on derivative instruments. As described above, the currency forward contracts and futures and forward contracts for seed capital investments included below are economic hedges of interest rate and market risk of certain operating and investing activities of Legg Mason.

		Three months ended June 30,
		2020		2019
	Income Statement Classification	Gains	Losses	Gains	Losses
Derivatives not designated as hedging instruments
Currency forward contracts relating to:
Operating activities	Other expense	$9,260	$(2,278)	$3,639	$(5,484)
Seed capital investments	Other non-operating income (expense)	1,570	(2,909)	725	(564)
Futures contracts relating to:
Seed capital investments	Other non-operating income (expense)	337	(13,789)	311	(3,966)
Total return swaps	Other non-operating income (expense)	—	(1,962)	1	(803)
Total return swaps	Other non-operating income (expense)	1,672	—	1,249	—
Total gain (loss) from derivatives not designated as hedging instruments		$12,839	$(20,938)	$5,925	$(10,817)

15. Strategic Restructuring

In fiscal 2019, Legg Mason initiated a strategic restructuring to reduce costs, which included corporate and distribution functions, as well as efficiency initiatives at certain smaller affiliates that operate outside of revenue-sharing arrangements. The strategic restructuring was substantially complete as of June 30, 2020.

This plan involved restructuring costs beginning January 1, 2019, which were primarily comprised of employee termination benefits and retention incentives expensed over identified transition periods. The restructuring costs also included charges for consolidating leased office space and other costs, including professional fees. Legg Mason incurred cumulative strategic restructuring costs through June 30, 2020 of $88,408, including $8,022 incurred during the three months ended June 30, 2020. Any additional charges related to the strategic restructuring are not expected to be material.

The table below presents a summary of changes in the strategic restructuring liability from January 1, 2019 through June 30, 2020, and cumulative charges incurred to date:

	Compensation and benefits	Occupancy	Other	Total
Balance as of January 1, 2019	$—	$—	$—	$—
Accrued charges	—	2,090	6,504	8,594
Balance as of March 31, 2019	—	2,090	6,504	8,594
Accrued charges	44,919	4,426	7,887	57,232
Payments	(28,955)	(622)	(13,506)	(43,083)
Balance as of March 31, 2020	15,964	5,894	885	22,743
Accrued charges	858	3,681	474	5,013
Payments	(11,470)	(334)	(1,140)	(12,944)
Balance as of June 30, 2020	$5,352	$9,241	$219	$14,812
Non-cash charges(1)
Three months ended March 31, 2019	$—	$758	$—	$758
Year ended March 31, 2020	12,325	1,477	—	13,802
Three months ended June 30, 2020	269	2,740	—	3,009
Total	$12,594	$4,975	$—	$17,569
Cumulative charges incurred through June 30, 2020	$58,371	$15,172	$14,865	$88,408
(1) Includes stock-based compensation expense and accelerated fixed asset depreciation.

In addition to strategic restructuring charges of $8,022, during the three months ended June 30, 2020, Legg Mason also incurred merger related costs of $22,910, primarily for proxy solicitation and professional fees.

16. Variable Interest Entities and Consolidated Investment Vehicles

In accordance with financial accounting standards, Legg Mason consolidates certain sponsored investment products, some of which are designated as CIVs. As presented in the table below, Legg Mason concluded it was the primary beneficiary of certain VIEs because it held significant financial interests in the funds. In addition, Legg Mason has entered into various total return swap arrangements with financial intermediaries with respect to certain Legg Mason sponsored ETFs. Under the terms of the total return swaps, Legg Mason absorbs all of the related gains and losses on the underlying ETF investments of these financial intermediaries, and therefore has variable interests in ETFs with open total return swap arrangements and, if significant, Legg Mason is deemed to be the primary beneficiary of such ETFs. Because it was determined to be the primary beneficiary of these VIEs, Legg Mason consolidated and designated the following funds as CIVs in the Consolidated Balance Sheets as of:

	June 30, 2020		March 31, 2020		June 30, 2019
	Number of Consolidated Funds	Legg Mason Investment in Funds(1)	Number of Consolidated Funds	Legg Mason Investment in Funds(1)	Number of Consolidated Funds	Legg Mason Investment in Funds(1)
Sponsored investment partnerships	—	$—	2	$1,690	2	$11,224
Trust structure foreign mutual funds	5	15,806	5	19,303	7	25,966
Employee trust structure funds	—	—	1	5,188	1	4,544
ETFs(2)	1	491	2	2,216	3	2,874
Total	6	$16,297	10	$28,397	13	$44,608
(1) Represents Legg Mason's maximum risk of loss, excluding uncollected advisory fees.

(2)
Under the total return swap arrangements, Legg Mason receives the related investment gains and losses on investments in one of Legg Mason's ETFs with notional amounts totaling $1,505 as of June 30, 2020. See Note 14 for additional information regarding total return swaps.

The assets of these CIVs are primarily comprised of investment securities. Investors and creditors of these CIVs have no recourse to the general credit or assets of Legg Mason beyond its investment in these funds.

Legg Mason also consolidates certain VRE products with seed capital investments where Legg Mason maintains a controlling financial interest in the product. As of June 30, 2020, March 31, 2020, and June 30, 2019, Legg Mason consolidated three, four, and four VRE products with seed capital investments totaling $49,791, $41,774, and $20,548, respectively.

The financial information of certain consolidated investment products is included in Legg Mason's consolidated financial statements on a lag basis of up to three months based on the availability of the investment products' financial information. As of June 30, 2020, Legg Mason was the primary beneficiary of a sponsored collateralized loan obligation entity ("CLO") VIE which, based upon the availability of the related financial information, will be included in Legg Mason's consolidated financial statements beginning in the second quarter of fiscal 2021. Legg Mason invested $5,000 in the CLO’s $37,300 equity tranche on June 23, 2020, and as of June 30, 2020, the CLO’s assets (cash and cash equivalents and corporate loans) and liabilities (payables and notes payable) each aggregated $563,600.

The following tables reflect the impact of CIVs and other consolidated sponsored investment products in the Consolidated Balance Sheets and the Consolidated Statements of Income:
Consolidating Balance Sheets

	June 30, 2020				March 31, 2020
	Balance Before Consolidation of CIVs and Other(1)	CIVs and Other(1)	Reclassifications & Eliminations	Consolidated Totals	Balance Before Consolidation of CIVs and Other(1)	CIVs and Other(1)	Reclassifications & Eliminations	Consolidated Totals
Current Assets	$1,940,093	$38,396	$(16,297)	$1,962,192	$1,942,583	$131,869	$(34,828)	$2,039,624
Non-current assets	5,954,266	979	—	5,955,245	5,945,353	22,313	(1,170)	5,966,496
Total Assets	$7,894,359	$39,375	$(16,297)	$7,917,437	$7,887,936	$154,182	$(35,998)	$8,006,120
Current Liabilities	$865,237	$273	$—	$865,510	$925,013	$1,044	$—	$926,057
Non-current liabilities	2,543,269	—	—	2,543,269	2,543,968	—	—	2,543,968
Total Liabilities	3,408,506	273	—	3,408,779	3,468,981	1,044	—	3,470,025
Redeemable Non-controlling interests	590,531	—	22,805	613,336	597,274	—	117,140	714,414
Total Stock-holders’ Equity	3,895,322	39,102	(39,102)	3,895,322	3,821,681	153,138	(153,138)	3,821,681
Total Liabilities and Equity	$7,894,359	$39,375	$(16,297)	$7,917,437	$7,887,936	$154,182	$(35,998)	$8,006,120

(1)	Other represents consolidated sponsored investment product VREs that are not designated as CIVs.

Consolidating Statements of Income

	June 30, 2020				June 30, 2019
	Balance Before Consolidation of CIVs and Other(1)	CIVs and Other(1)	Eliminations	Consolidated Totals	Balance Before Consolidation of CIVs and Other(1)	CIVs and Other(1)	Eliminations	Consolidated Totals
Total Operating Revenues	$666,232	$—	$(46)	$666,186	$705,485	$—	$(125)	$705,360
Total Operating Expenses	598,565	(6)	(81)	598,478	621,291	350	(216)	621,425
Operating Income (Loss)	67,667	6	35	67,708	84,194	(350)	91	83,935
Total Non-Operating Income (Expense)	439	(1,687)	2,544	1,296	(11,054)	10,085	(3,349)	(4,318)
Income (Loss) Before Income Tax Provision	68,106	(1,681)	2,579	69,004	73,140	9,735	(3,258)	79,617
Income tax provision	13,930	—	—	13,930	18,048	—	—	18,048
Net Income	54,176	(1,681)	2,579	55,074	55,092	9,735	(3,258)	61,569
Less: Net income attributable to noncontrolling interests	4,754	472	426	5,652	9,742	524	5,953	16,219
Net Income Attributable to Legg Mason, Inc.	$49,422	$(2,153)	$2,153	$49,422	$45,350	$9,211	$(9,211)	$45,350
(1) Other represents consolidated sponsored investment products (VREs) that are not designated as CIVs.

Non-Operating Income (Expense) of CIVs and Other includes interest income, interest expense, and net gains (losses) on investments.

The consolidation of CIVs has no impact on Net Income (Loss) Attributable to Legg Mason, Inc.

As of June 30, 2020 and March 31, 2020, financial assets of CIVs carried at fair value totaling $26,337 and $93,648, respectively, were valued using Level 1 inputs, $7,474 and $23,118, respectively, were valued using Level 2 inputs, and as of March 31, 2020, $2,029 were valued using NAV as a practical expedient.

Legg Mason's carrying value and maximum risk of loss for VIEs in which Legg Mason holds a variable interest, but for which it was not the primary beneficiary, were as follows:

	As of June 30, 2020		As of March 31, 2020
	Equity Interests on the Consolidated Balance Sheet (1)	Maximum Risk of Loss (2)	Equity Interests on the Consolidated Balance Sheet (1)	Maximum Risk of Loss (2)
Real Estate Investment Trusts	$2,922	$5,442	$2,922	$5,442
Other investment funds	39,102	40,886	33,365	52,230
Total	$42,024	$46,328	$36,287	$57,672

(1)	Amounts are related to investments in proprietary and other fund products.

(2)	Includes equity investments the Company has made or is required to make and any earned but uncollected management fees.

The Company's total AUM of unconsolidated VIEs was $26,304,649 and $31,325,927 as of June 30, 2020 and March 31, 2020, respectively.

The assets of these VIEs are primarily comprised of cash and cash equivalents and investment securities, and the liabilities are primarily comprised of various expense accruals. These VIEs were not consolidated because Legg Mason does not have both the power to direct significant economic activities of the entity and rights/obligations associated with benefits/losses that could be significant to the entity.

17. Subsequent Events

On July 17, 2020, Franklin Templeton and Legg Mason announced that all conditions to the closing of the Merger were satisfied. The closing will take effect at the end of the day on July 31, 2020, the date this Report is being filed.

On July 21, 2020, Legg Mason used existing cash resources to repay the total $250,000 of borrowings outstanding under the Credit Agreement.